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                                                                   Exhibit 10.12

     NETSCREEN TECHNOLOGIES, INC.                      INFORMATION RESOURCE
     2860 San Tomas Expressway                         ENGINEERING, INC.
     Santa Clara, CA  95051                            8029 Corporate Drive
                                                       Baltimore, MD  21236


                               SAFENET/SOFTPK(TM)

                           SOFTWARE LICENSE AGREEMENT

THIS AGREEMENT between NETSCREEN TECHNOLOGIES, Inc. ("Licensee") and INFORMATION RESOURCE ENGINEERING, INC. ("IRE") is for the license and maintenance of certain software, as more particularly described herein, in accordance with the terms and conditions set forth in this Agreement.

WHEREAS, IRE is in the business of designing, manufacturing and marketing enterprise network technology and systems that enable the deployment of secure Virtual Private Network (VPN) solutions over the Internet and other shared public networks;

WHEREAS, the SAFENET/SOFTPK(TM) is a software application designed to secure data communications sent from a desktop or laptop computer across a public or private TCP/IP network;

WHEREAS, IRE has the right to license SAFENET/SOFTPK(TM)as described in Attachment A ("Software");

WHEREAS, Licensee desires to license the Software for its internal use and to have IRE maintain the Software; and

WHEREAS, Licensee desires to sublicense the Software to its customers who are purchasing, or have already purchased from the Licensee, Licensee's Internet Secured Appliance (hereinafter defined);

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth in this Agreement, the parties agree as follows:

1.   DEFINITIONS.  The following definitions set forth below apply to this
     Agreement:

     . "Agreement" means this Software License Agreement, including any exhibits and attachments hereto.

     . "Bundle" means a product that is sold as a single unit and is assigned a single product identity and a single price but is composed of a collection of several individual products, including the Software; such individual products may also be sold as "Standalone" products. (See Standalone).

     . "Branding Specifications" means the specifications for the layout of the Co-Branded Software and any collateral material as set forth in Attachment D.

     . "Confidential Information" includes, but is not limited to, any of the following: (i) any and all versions of IRE's software, code and documents; (ii) other proprietary software, firmware, mode, hardware and documentation and information previously, now or later created, developed, produced or distributed by IRE; (iii) confidential, proprietary or made secret information submitted by IRE and/or its suppliers, employees or consultants for study, evaluation or use; and

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          any other information not generally known to the public which is misused or disclosed could have a reasonable possibility of adversely affecting the business of IRE. Either party's failure to mark any Confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information hereunder.

     . "End User" means any third party licensor of the Licensee's products who has entered into an "End User License" (hereinafter defined) as a licensee of Licensee.

     . "End User License" means an agreement, in writing, between Licensee and End User containing, inter alia, the operative terms set forth in Exhibit A hereto.

     . "Enhancement" means an improvement made by IRE to the Software which significantly changes the function of the program. An Enhancement is indicated by a new version number, appearing to the left of a decimal point (i.e. 2.0).

     . "Intellectual Property" means any and all inventions, improvements, enhancements, methods, designs, know-how, trade secrets, software, hardware, circuits, products, documentation, made works, layouts, ornamental designs, trademarks, service marks, trade dress, company names, band names, logos, and fictitious names, together with any and all worldwide vested and/or inchoate rights in and to any or all of the foregoing under any issued, pending and/or later filed applications for patent or copyright registration, trademark and/or service mark registration, utility models and/or any other form of protection of various forms of intellectual and/or industrial property recognized anywhere in the world including any and all rights of domestic and/or foreign priority, the right to sue and recover damages for infringements including, without limitation, any past infringements.

     . "IRE Technology" means the Software and any related Intellectual Property owned or licensed by IRE as of the date of this License Agreement.

     .    "Licensee's Internet Secured Appliance" means NetScreen VFN Appliance.

     .    "Maintenance Services" means the services set forth on Attachment B.

     . "Media" or "Medium" means any document, print, tape, disc, semiconductor chip or other tangible information-conveying article.

     . "Services" means Maintenance Services and engineering services, as described in Attachment B, described in support of the Software.

     . "Software" means intangible information in object code form constituting one or more computer or apparatus programs and the informational content of such programs as described in Attachment A, together with any documentation supplied in conjunction with and supplementing such programs, the foregoing being provided to Licensee by way of electronic transmission or by being fixed in Media furnished to Licensee.

     . "Specifications" means the specifications for the Software as set forth in Attachment A and in IRE's current published specifications. Any provisions contained in IRE's specifications in conflict with the provisions of any Attachment A shall be deemed deleted.

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     .    "Standalone" means a license that is sold as a single unit and is assigned a single product identity and a single price and is comprised of the Software only although such product may include marketing material for other products.

     . "Update" means a change to the Software made available to Licensee by IRE because of design faults, discrepancies or defects ("bugs") in the Software. (See Upgrade)

     . "Upgrade" means an improvement in the Software that does not significantly change the function of the program (see Update) and is indicated by a subnumber appearing to the right of an initial decimal (i.e. 1.1 or 1.1.1).

     . The term "use" includes copying any portion of the Software, including copying into a computer, or transmitting any portion of the Software, including transmission to a computer for processing of the instructions or statements contained therein

     . "User" means use by any individual having authorized access to the computer onto which the Software is operated.

     . "Version Number" identifies a new software release as indicated by a new whole number designation (i.e.1.0 or 3.0)

     . "Warranty Period" means the period commencing November 17, 2000 to January 1, 2001.

2. SOFTWARE LICENSE GRANT. Licensee shall have a world-wide, non-exclusive license to use the Software, in object form, for the purpose of sublicensing to End Users, marketing and testing and for demonstration to existing or potential End Users, subject to and in accordance with this Agreement. Licensee acknowledges and agrees that the component parts of the Software are being licensed by IRE or other third party as an integrated system to be used by Licensee exclusively I conjunction with the other component parts of the Software. Accordingly, Licensee agrees that the component parts of the Software may only be used in conjunction with each other, s contemplated by this Agreement and for no other use or purpose. Licensee agrees that all Software licensed hereunder or sublicensed in accordance with this Agreement shall bear such trademarks, logo and copyright information of IRE and of IRE's third party vendors, as IRE reasonably directs. Notwithstanding the foregoing, Licensee may make only such copies of the Software as is reasonably necessary for it to exercise its rights hereunder. Licensee shall not use and shall not permit the Software and other IRE Technology to be used outside the scope of the License granted hereunder or in contravention of this Agreement. IRE reserves all rights not expressly stated herein.

3. SUBLICENSE BY LICENSEE. During the term hereof, Licensee may sublicense the Software, in object form, to End Users of the Licensee's products. The Software may be sublicensed to End Users as a Bundled product or a Standalone product to only those third party purchasers who have Licensee's Internet Secured Appliance. Licensee shall provide IRE, at no cost to IRE, with the latest version of Licensee's Internet Secured Appliance made commercially available. All such End Users shall enter into an End User License on terms and conditions similar or more restrictive than set forth in Exhibit A. No End User License shall release Licensee from its obligations under this Agreement, except that IRE shall be a third party beneficiary. Licenses agrees to take all reasonable steps (including terminating End User Licenses) to enforce the provisions of each End User License. In the event that IRE requests legal action be initiated against an End User for breach of the End User License and Licensee declines to initiate or continue such action, Licensee shall, upon IRE's request, and at IRE's expense, take all steps

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deemed necessary as mutually agreed by IRE's and Licensee's counsel to permit
IRE to initiate and/or prosecute the action, including, without limitation, to assign the cause of action to IRE or permit IRE to prosecute the action.

4.   OWNERSHIP OF TECHNOLOGY AND RESTRICTIONS ON USE.

     (a) Licensee represents to IRE that Licensee has all right, title and interest in, or if applicable, licenses to, all of its products, services and related trademarks, service marks and other proprietary information ("Licensee Technology" and in context "Technology"). IRE represents to Licensee that IRE has all right, title and interest in and to the IRE Technology. Each party agrees that it has no right, title or interest in the other party's Technology. Licensee agrees not to disassemble, decompile, reverse engineer, merge, use, disclose, sell, transfer or copy the IRE Technology, or any portion thereof, other than as expressly permitted in this Agreement.

     (b) Licensee further agrees that all of IRE's ideas, know-how, techniques, and any enhancements and modifications made to the Software in the future are owned by IRE and are not licensed hereunder, except as expressly set forth herein.

     (c) If any claim is asserted against one party ("Indemnitee") that the Technology of the other party ("Indemnitor") infringes the intellectual property rights in the United States of America of any third party, the Indemnitee shall promptly advise the Indemnitor in writing of such claim, and the Indemnitor shall have the right to elect to control the defense of such claim with counsel of Indemnitor's choosing, and to the extent Indemnitor so elects to defend, the Indemnitee shall cooperate fully in the defense thereof and furnish to the Indemnitor all evidence and assistance in Indemnitee's control. If the Indemnitor controls the defense or in its sole discretion elects not to control the defense but is determined to have so infringed, the Indemnitor shall indemnify the Indemnitee from and against any and all liability, damages, and reasonable costs (not including attorneys' fees incurred by the Indemnitee in monitoring or participating in any defense provided by Indemnitor) incurred by Indemnitee as a result of any such claim or any resulting judgment or settlement in connection with such a claim against IRE Technology. Licensee's sole remedy under this Agreement in addition to the foregoing indemnification shall be, at IRE's sole discretion, to procure the right of continued use, to replace or modify the affected technology so as to make it non-infringing or refund the license fees paid by Licensee hereunder less depreciation for use assuming straight line depreciation over a five (5) year useful life and terminate this Agreement. Notwithstanding the foregoing, IRE shall no liability under this
Section 4 if the alleged infringement arises from (i) the use of other than the current unaltered release of the Software or other than in the manner specified in the applicable documentation, or (ii) a combination of the Software with other hardware, firmware or software not provided by IRE, if such action would have been avoided but for such use or combination. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE FOREGOING STATES IRE'S ENTIRE LIABILITY AND LICENSEE'S EXCLUSIVE REMEDY FOR PROPRIETARY RIGHTS INFRINGEMENT.

5. PROTECTION OF CONFIDENTIAL INFORMATION. At all times during the term hereof and at all times thereafter, Licensee shall (i) treat the Confidential Information with the same degree of care to protect it against unauthorized disclosure as Licensee normally treats its own Confidential Information of like character; (ii) not willfully cause or permit disclosure, directly or indirectly, of Confidential Information to other than its employees (and other directly or indirectly engaged to do work on behalf of Licensee) who have a need to know ("Authorized Recipient"); (iii) not use the Confidential Information for the benefit of itself or any other individual or entity; and (iv) obligate any Authorized Recipient to honor Licensee's above commitments. The foregoing shall not apply to any information which (i) was

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or is learned by Licensee otherwise than from the Software Media without reason to know of a common origin, if any, with the Software; (ii) is or becomes generally available to the public through no fault of Licensee; (iii) is learned or developed by Licensee from normal use of Software which is object code; or
(iv) was disclosed by IRE to others without requiring such Confidential Information be kept secret.

6. SOFTWARE MAINTENANCE. IRE acknowledges that the software is covered under the Licensee's current Maintenance Services Agreement expiring November 11, 2000. IRE will extend this Maintenance Agreement through July 1, 2001 for an additional fee of $17,000.

These Maintenance Services will terminate unless Licensee elects to request additional Maintenance Service for an extended term. Support fees for all renewal periods will be paid annually in advance and will equal fifteen percent (15%) of the initial Licensee license fee.

When purchased outside the Warranty or Maintenance coverage period as described in Attachment B, Maintenance Services will be equal to 25% of the initial Licensee license fee.

7. FEES. Licensee shall pay to IRE all fees as set forth in Attachment C (the "Fees").

Payment schedule for the Software is as follows:

$30,000 due and payable July 31, 2000.
$75,000 due and payable September 15, 2000
$17,000 maintenance due and payable on or before November 11, 2000

Invoices for annual charges for Maintenance Services and any invoices for monthly charges for Services shall be submitted prior to completion of such period and shall be payable no later than thirty (30) days after receipt of such invoice. In addition to any other rights hereunder, Licensee shall pay to TRE interest equal to 1.5% of an unpaid, overdue Fee which is not disputed, for each thirty (30) day period, or portion thereof, in which any Fee remains unpaid. Licensee's rights under this Agreement are subject to timely payment of Fees.

8. DELIVERABLES. On the delivery date, IRE shall furnish to Licensee, at no additional charge or fee, the following items: (i) confirmation regarding the electronic data transfer of such Software; and (ii) on-line documentation.

9. EFFECTIVE DATE AND DURATION. This Agreement shall be effective from the date of delivery of the Software and shall remain in effect for 5 years.

10. SOFTWARE DELIVERY AND REPLACEMENT. The Software will be delivered to the Licensee as soon as practical after execution of this Agreement in the form of a software .zip file image or the Licensee will be directed to a secure web page to download the software.

11. TRAINING SERVICES. IRE shall provide during the Warranty Period, at no additional charge or fee, assistance and advice, as may be reasonably requested by Licensee necessary to assist in the use of the Software. Training is available, at Licensee's expense, at a rate which shall be determined by contacting the Regional Sales Representative.

12. CERTIFICATES. The Software is designed to operate with a digital certificate that verifies each user's identity which establishing an encrypted session. The Licensee will sublicense the Software with

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default settings, and instructions (both supplied by IRE) that direct the User to IRE's SafeNet Trusted Services or such other Certificate Authority to obtain the initial digital certificate at no charge.

13. LIMITED WARRANTY. IRE warrants that during the Warranty Period and, thereafter, so long as Licensee has paid any applicable fees for Maintenance Services, the Software, when properly installed and used by Licensee and End Users, will substantially conform to and perform in accordance with the Specifications. Licensee acknowledges that the Services provided and the Software are complex and may contain some non-conformities, defects or errors. IRE does not warrant that the Services provided and the Software will meet Licensee's need or expectations, that the operations of the Software will be error free or uninterrupted, or that all non-conformities or defects can or will be corrected.

IRE warrants that the Services will be performed in a professional manner.

To the best of IRE's knowledge that the Software does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy, or alter Software, firmware or hardware or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the Software in any manner. IRE shall immediately advise Licensee, in writing, upon reasonable suspicion or actual knowledge that the use of the Software may result in the harm described above.

EXCEPT AS SET FORTH IN THIS SECTION, I REMAKES NO WARRANTY OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR ANY USE OR PURPOSE, FOR ANY OF ITS SERVICES OR RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION, THE IRE PROPERTY.

14. NOTICES. Any notice or demand which under the terms of this Agreement or under any statute must or may be given or made by IRE or Licensee shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To:  Netscreen Technologies, Inc.
     2860 San Tomas Expressway
     Santa Clara, CA  95051
     Attn:  Gregory Lebovitz

To:  Information Resource Engineering
     8029 Corporate Drive
     Baltimore, MD  21236
     Attn:  Carole Argo

The effective dates of such notice shall be (1) upon evidence of successful facsimile transmission, or (2) five days following the date mailed for certified or registered letters and two days following the date mailed for overnight letters, or (3) when delivered, if in person. The above addresses may be changed at any time by giving prior written notice as above provided.

15. RISK OF LOSS. Risk of loss and damage to material purchased by Licensee under this Agreement shall vest in Licensee when the material has been delivered at the FOB IRE point of destination.

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16.  TAXES.  Licensee shall reimburse IRE for the following tax payments with respect to transactions under this Agreement unless Licensee advises IRE that an exemption applies: federal, state and local sales and use taxes, as applicable. Taxes payable by Licensee shall be billed as separate items on IRE's invoices and shall not be included in IRE's prices.

17. COMPLIANCE WITH LAWS. IRE and Licensee shall comply, at their own expense, with all applicable federal, state, local and foreign laws, ordinances, regulations and codes in the performance of the Agreement. IRE and Licensee agree to indemnify, defend and hold each other harmless from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees), that arise out of or result from any failure to do so.

18. COMPLIANCE WITH EXPORT RESTRICTIONS. The licensee specifically acknowledges that the Software contains cryptographic material that may be subject to US export laws, and/or subject to other countries' import laws. The Licensee shall be solely responsible for complying with any export or import restrictions.

19. CHOICE OF LAW. This Agreement and all transactions under it shall be governed by the laws of the State of Delaware excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. Both parties agree to submit to the jurisdiction of any court in the State of Delaware wherein an action is commenced against the other based on a claim for which the parties have agreed to indemnify each other under this Agreement.

20. MEDIATION. If a dispute relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. All defenses based on passage of time shall be suspended pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation.

21. PUBLIC ANNOUNCEMENT. Licensee grants to IRE the right to market the existence of this Agreement and relationship. IRE and Licensee will make a joint public announcement concerning the fact the Licensee has selected IRE's Software as soon as practical after the execution of this Agreement. The Licensee may choose not to participate in such joint announcement.

22. CO-BRANDING. The Licensee acknowledges that the Software is derived from IRE's standard product and therefore contains IRE's branding. Such branding will be retained in the Software. The Licensee shall not remove any proprietary trademark or copyright markings placed in the Software by the IRE. Licensee shall display IRE's logo and copyright notice on the brochures, product packaging, and other collateral material provided in Licensee's Standalone product, in accordance with the Branding Specifications set forth in Attachment
D. Licensee may affix its branding to the Software in accordance with the Branding Specifications set forth in Attachment D, subject to the Fees set forth in Attachment C.

23. RSA Licensing. The Software contains the RSA algorithm which is patented by RSA Data Security. As the Licensee has obtained a license to the RSA, the Licensee assumes responsibility for the license of RSA technology. Licensee shall indemnify and save harmless IRE, its affiliates and their customers, officers, directors, and employees (all referred to in this clause as "IRE") from and against

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any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims by RSA.

24. SPECIAL PROCEDURE FOR US GOVERNMENT SALES. In cases where the US Government is the ultimate End User, Licensee must inform IRE of any clauses of the applicable Federal Acquisition Regulations which are intended to flow down, and IRE will provide Licensee written acceptance of those specific clauses which are accepted. Otherwise, no government regulations or contract provisions will govern this Agreement.

25. LIMITATION OF LIABLITY. IN NO EVENT WILL IRE BE LIABLE TO THE LICENSEE OR END USER FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY END USER LICENSE AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS, EVEN IF IRE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF THE CAUSE OF ACTION OR THE FORM OF ACTION, IRE'S AGGREGATE LIABILITY TO LICENSEE OR END USER FOR ACTUAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL AMOUNT PAID BY LICENSEE HEREUNDER OR END USER, RESPECTIVELY.

26. FORCE MAJEURE. Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement, except for payment obligations, to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). When a party's delay or nonperformance continues for a period of at least fifteen (15) days, the other party may terminate, at no charge, the Agreement.

27. WAIVER. The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of that right or remedy with respect to any other breach or failure by the other party.

28. SEVERABILITY. If any of the provisions of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

29.  TERMINATION OF AGREEMENT.

This Agreement may be terminated at any time by written agreement if agreed to and executed by both parties.

This Agreement may be terminated by IRE upon the consummation of (i) a sale of shares of stock of the Licensee, other than a redemption or purchase by the Licensee of shares of stock of the Licensee, or a merger, consolidation or other combination of the Licensee to or with an unaffiliated third party, if, as a result of and after the consummation of such transaction, stockholders of the Licensee who collectively owned (legally or beneficially) shares of stock of the Licensee having a fair market value of one hundred percent (100%) of the fair market value of the stock of the Licensee actually outstanding immediately preceding the consummation of such transaction own shares of stock of the Licensee and/or its acquiror or successor having a fair market value of less than fifty percent (50%) of the fair market value of the

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stock of the Licensee and/or its acquiror or successor actually outstanding;
(ii) the consummation of a sale or conveyance of all or substantially all of the assets of the Licensee to an unaffiliated third party; or (iii) a series of sequential or related transactions of the kind described in items (i) and (ii) hereof.

IRE may terminate this Agreement if a receiver is appointed over the whole or part of the assets of Licensee, or if a petition is filed by or against licensee initiating any bankruptcy reorganization proceeding or if Licensee makes an assignment for the benefit of creditors, or if any order is made or resolution is adopted for the dissolution of Licensee then Licensee shall immediately notify IRE of such event, and IRE may terminate this Agreement by written notice thereof, effective upon the date of its sending.

This Agreement may be terminated at the option of the non-defaulting party, by written notice thereof to the defaulting party, specifying in reasonable detail the reason for termination, if (i) the defaulting party breached or otherwise fails to perform or comply in a material respect with a material obligation or covenant, and such breach or failure is not cured to the non-defaulting party's reasonable satisfaction within ten (10) days receipt of such notice; or (ii) the defaulting party fails to comply strictly with the provisions of Sections 4 and
5. If the non-defaulting party is Licensee, then the sole and exclusive remedy of Licensee shall be that IRE refunds to Licensee all fees paid by Licensee up to the amount of the loss incurred and that this Agreement is terminated subject to Section 4(c), without further recourse.

Within five (5) business days of the expiration or termination of this Agreement, Licensee shall immediately: (i) discontinue all use of the Software;
(ii) deliver to IRE the Software then in Licensee's possession or control, together with all copies thereof; (iii) erase or destroy any of the Software contained in the computer memory or data storage apparatus under the control of the Licensee; (iv) remove any Software in Licensee's possession or control that incorporates or uses the Software in whole or in part; and (v) warrant in writing to IRE within five (5) days after termination that all actions (i) -
(iv) have been taken by Licensee. Upon termination of this Agreement, those provisions that expressly or by their nature survive shall survive termination of this Agreement, including, without limitation, all payments due and owing to IRE and Section 4. All other rights and obligations of the parties shall cease upon termination of this Agreement.

Upon early termination of this Agreement or the expiration of its term, Licensee agrees it will immediately supply Ire with copies of information on all known End Users of the Software. Licensee must supply any machine readable electronic version of such information including, but not limited to, the End Users' name, company name and contact information such as the latest mailing address, telephone and fax numbers and email address. Should Licensee have duplicate or overlapping records in paper and electronic form, Licensee will supply copies of both paper and electronic records. IRE may use this information to conduct reasonable business relations with such End Users.

30. SURVIVAL OF OBLIGATIONS. The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

31. SIGNATURE. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signatures as if it were the original.

32. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement shall not be modified or rescinded, except by a writing signed by IRE and Licensee. Printed provisions on any Licensee's or IRE's forms shall be deemed deleted. Estimates or forecasts furnished by Licensee shall not constitute commitments. The

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provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications and understandings of the parties with respect to the subject matter of this Agreement.

33. ASSIGNMENT. Licensee shall not assign or otherwise transfer this Agreement or any rights or obligations hereunder without the express written approval of IRE, which approval shall not be unreasonably withheld. This Agreement will bind and inure to the benefit of the successors and assigns of the parties.

34. ESCROW AGREEMENT. IRE acknowledges that the Licensee has an Escrow Agreement in place (Attachment E). IRE agrees to deposit version 5 in the existing Escrow Account.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly empowered representatives.

INFORMATION RESOURCE                       NETSCREEN TECHNOLOGIES, INC.
ENGINEERING, INC.

By:                                        By:     /s/  Peter Kent
       ------------------------------             ------------------------------

Name:                                      Name:        Peter Kent
       ------------------------------             ------------------------------

Title:                                     Title:       CFO
       ------------------------------             ------------------------------

Date:                                      Date:        6/30/00
       ------------------------------             ------------------------------


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                                    Exhibit A

                           Software License Agreement

NetScreen Technologies, Inc.
SOFTWARE LICENSE AGREEMENT

Please read this license carefully before using the software. By using the software, you are agreeing to be bound by the terms of this license. If you do not agree to the terms of this license, promptly return the unused software to the place where you obtained it and your money will be refunded.

1.   DEFINITIONS

"Netscreen Software" - The software package distributed under the name NetScreen-Remote which runs on PCs and includes the software and documentation developed by NETSCREEN TECHNOLOGIES, INC. (herein-after NetScreen) and computer programs developed by INFORMATION RESOURCE ENGINEERING, INC. (herein-after IRE) and licensed by NetScreen to provide functionality to the NetScreen Remote producer.

2.   LICENSE

The application, demonstration, system and other software accompanying this License, whether on disk, in read only memory, or on any other media (the "NetScreen Software") and related documentation are licensed to you by NetScreen. You own the risk on which the NetScreen Software is recorded but NetScreen retains title to the NetScreen Software and related documentation. This License allows you to use the NetScreen Software on a single PC or other similar computing device and to make one copy of the NetScreen Software in the machine-readable form for backup purposes only. You must reproduce on such copy the NetScreen copyright notice and the IRE logo and name and any other proprietary legends that were on the original copy of the NetScreen Software. This License is issued on a non-exclusive, non-transferable basis.

3.   RESTRICTIONS

The NetScreen Software contains copyrighted material, trade secrets and other proprietary material and in order to protect them you may not reproduce, decompile, reverse engineer, disassemble or otherwise reduce the NetScreen Software to a human-perceivable form. You may not modify, network, rent, lease, loan, distribute, disseminate, retransmit, publish, sublicense, or create derivative works based upon the NetScreen Software in whole or in part. You may not electronically transmit the NetScreen Software from one computer to another or over a network.

4.   TERMINATION

This License is effective until terminated. You may terminate this License at any time by destroying the NetScreen Software and related documentation and all copies thereof. This License will terminate immediately without notice from NetScreen if you fail to comply with any provision of this License.

Upon termination you must destroy the NetScreen Software and related documentation and all copies thereof.

5.   EXPORT LAW ASSURANCE

You agree and certify that neither the NetScreen Software nor any other technical data received from NetScreen, nor the direct product thereof, will be exported outside the United States except as permitted by the laws and regulations of the United States which may require U.S. Government export approval/licensing. Failure to strictly comply with this provision shall automatically invalidate this License.

6.   GOVERNMENT END USERS

If you are acquiring the NetScreen Software on behalf of any unit or agency of the United States Government, the following provisions apply. The Government agrees:

a. If the NetScreen Software is supplied to the Department of Defense (DoD), the NetScreen Software is classified as "Commercial Computer Software" and the Government is acquiring only "restricted rights" in the NetScreen Software and its documentation as that term is defined in Clause 252.227-703(c)(1) of the DFARS; and

b. If the NetScreen is supplied to any unit or agency of the United States Government other than DoD, the Government's rights in the NetScreen Software and its documentation will be as defined in Clause 52.227-19(c)(2) of the FAR or, in the case of NASA, in Clause 18-52.227.86(d) of the NASA Supplements to the FAR.

7.   LIMITED WARRANTY ON MEDIA

NetScreen warrants the disks on which the NetScreen Software is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. NetScreen's entire liability and your exclusive remedy will be replacement of the disk not meeting NetScreen's limited warranty and which is returned to NetScreen or a NetScreen authorized representative with a copy of the receipt. NetScreen will have no responsibility to replace a disk damaged by accident, abuse or misappropriation. NETSCREEN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

8.   DISCLAIMER OF WARRANTY ON NETSCREEN SOFTWARE

You expressly acknowledge and agree that the use of the NetScreen Software is at your sole risk. THE NETSCREEN SOFTWARE AND RELATED DOCUMENTATION ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND AND NETSCREEN EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY ABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NetScreen does not warrant that the functions contained in the NetScreen Software will meet your requirements, or that the operation of the NetScreen Software will be uninterrupted or error-free, or that defects in the NetScreen Software will be corrected.

Furthermore, NetScreen does not warrant or make any representations regarding the use or the results of the use of the NetScreen Software or related documentation in terms of their correctness, accuracy, reliability, or otherwise. No oral or written information or advice given by NetScreen or a NetScreen authorized representative shall create a warranty or in any way increase the scope of this warranty. Should the NetScreen Software prove defective, you (and not NetScreen or a NetScreen authorized representative) assume the entire cost of all necessary servicing, repair or correction. Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you.

9.   LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES SHALL NETSCREEN BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE THE NETSCREEN SOFTWARE OR RELATED DOCUMENTATION, EVEN IF NETSCREEN OR A NETSCREEN AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Some states do not allow the limitations or exclusion of liability for incidental or consequential damage, so the above limitation or exclusion may not apply to you. In no event shall NetScreen's total liability to you for all damages, losses, and causes of action (whether in contract, tort or otherwise) exceed the amount paid by you for the NetScreen Software.

10.  CONTROLLING LAW AND SEVERABILITY

This License shall be governed by and construed in accordance with the laws of the United States and the State of Delaware, as applied to agreements entered into and to be performed entirely within Delaware between Delaware residents. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

11.  WAIVER

No failure by NetScreen to exercise or delay in exercising any right arising hereunder shall operate as a waiver thereof; nor shall a waiver by NetScreen of any such right be deemed to be a continuing waiver, but such waiver shall apply solely to the instance in which the waiver was granted.

12.  INVALIDITY

The invalidity of any provision of this License shall not affect the validity of any other provision hereof.

13.  COMPLETE AGREEMENT

This License constitutes the entire agreement between the parties with respect to the use of the NetScreen Software and related documentation, and supersedes all prior or contemporaneous understanding or agreements, written or oral, regarding such subject matter. No amendment to or modification of this License will be binding unless in writing and signed by a duly authorized representative of NetScreen.

                                  Attachment A

                            LICENSE/PRODUCT SCHEDULE

Licensee License Agreement Number:  ___ (insert agreement number) ___

Date of Licensee Master License Agreement:  ___ (insert date of agreement) ___

1.   Description of Software

     IRE's Software: SafeNet/Soft-PK

     Version Numbers: release 5.0

     Operating System: Microsoft NT 4.0 and Windows '95/'98 and Windows 2000

     Hardware Platform: Intel

2.   Description of Licensed Software for incorporation into the License Product

     IRE's Software: Deterministic Networks Shim

     Version Numbers: version 2.0

     Operating System: Microsoft NT 4.0. Windows '95, and Windows 2000

     Hardware Platform: Intel

3.   Description of Software Certificate Procedure

4.   Software Specifications

     Please refer to SafeNet/Soft PK Version 5 Release Notes

                                  Attachment B

                               MAINTENANCE PROGRAM

IRE will provide Standard Technical Maintenance and Support for SafeNet/ SOFTPK(TM) Microsoft NT 4.0.

1. GENERAL REQUIREMENTS. IRE will provide a toll free telephone Hotline support number available from 8:30 AM Eastern Time ("ET") to 5:30 PM ET, Monday through Friday, a toll-free facsimile number and/or an Internet address. IRE warrants that such toll free number, toll free facsimile number and Internet address shall be maintained by qualified support specialists who shall answer questions from and provide support to Licensee regarding the Software.

2.   RESPONSE AND RESOLUTION SCHEDULE

     a) Licensee will classify each error or defect in the Software or related Documentation and will report such error or defect to IRE for correction based on the following criteria:

          ERROR
          CLASSIFICATION                          CRITERIA

          Severity 1          Fatal:  Errors preventing all useful work from
                              being done as reasonably determined by Licensee.

          Severity 2          Severe Impact:  Errors which disable major
                              functions from being performed as reasonably determined by Licensee.

          Severity 3          Degraded Operations:  Errors disabling only
                              certain nonessential functions as reasonably determined by Licensee.

          Severity 4          Minimal Impact:  Includes all others as reasonably
                              determined by Licensee.

          IRE shall use best efforts to respond to error reports according to the following schedule:

          CLASSIFICATION      LEVEL 1              LEVEL 2       LEVEL 3

          Severity 1          1 hour               1 day         Next version*
          Severity 2          4 hours              1 day         Next version*
          Severity 3          1 business day       15 days       As appropriate
          Severity 4          7 business days      45 days       As appropriate

          *Provided such error is reported by Licensee to IRE prior to close of code freeze for such Version.

          Level Identification
          --------------------

          Level 1 - Acknowledgement of receipt of error report

          Level 2 - Provide patch, workaround, temporary fix and documentation correction pages.

          Level 3 - Official object code fix, update or major release and/or updated manuals. Toll free hotline calls, toll free facsimile calls and Internet address messages regarding the report of errors made after 5:30 PM ET shall be responded to the next business day within one hour of 8:30 AM ET.

          a) Licensee will consider a problem resolved when Licensee has either:

               i) Implemented a satisfactory telephone recommendation received.

               ii) Taken possession of upgraded software used to correct the error.

          b) For eighteen months (18) months after the introduction of a new generally available Enhancement, IRE will use reasonable efforts to support the previous release of the Software.

          c) As part of the Maintenance Services, Licensees shall be entitled to Updates or Upgrades to the Software and may copy and distribute the new Software release to sublicensees with no additional charge by IRE.

                                  Attachment C

                                  FEE SCHEDULE
                                  ------------

Up-front Fees (required):     $105,000
includes delivery a software.zip file image or the Licensee will be directed to a secure web page to download the software.

Maintenance Fees:             $17,000
Extends maintenance from November 11, 2000 to July 1, 2001.

                                  Attachment D

                             BRANDING SPECIFICATIONS
                             -----------------------

File name         Size                                Description
---------         ----                                -----------
SNDig.bmp         120 x 59 pixels w24bit colors       Left panel displayed during install.  Must
                                                      include the SafeNet logo, 15 - 20% of the
                                                      screen. Logo files of .esp and .tif
                                                      attached, use whatever file type is easier as
                                                      long as the final format is a .bmp file.

setup.bmp         384 x 343 pixels w/24 bit colors    Splash screen shown during install. Must
                                                      include the SafeNet logo.  15 - 20% of the
                                                      screen, logo files of .esp and .tif attached,
                                                      use whatever file type is easier as long as
                                                      the final format is a .bmp file.

certificate.bmp   529 x 353 pixels w/256 bit colors   Frame shown in the certificate info displays
                                                      Licensee's logo

softcard.ico      16 x 16 pixels w/ 16bit colors      Three (3) icons for spdeditor
                  32 x 32 pixels w/16bit colors       Cert Manager & Title Bars
                  32 x 32 pixels w/256bit colors      Return just ONE file with these three images
                                                      within that one .ico file.

banner.bmp        136 x 32 w/24 bit colors            banner for cpdeditor and cert mgr

trayimages.bmp    144 x 16 pixels, 16bit colors       an array of icons for the tray application (9
                                                      16 x 16 Regions) depicting different traffic
                                                      patterns

license.txt       Frame                               licensing displayed during install. Licensee
                                                      can customize we provide the frame.

Please ensure that the returned files are exactly as specified above, exact name. Pixels and colors. If not we will not be able to include them in your build.

Cover Page OEM Option: "If planning on deploying via CD, there is an optional html cover page that can be included. If interested, contact IRE and we will provide a sample which can be modified as desired."

The Title bars will also carry the Licensee's product name. Please provide the exact verbiage you wish to see in the title bars.

The .chm-based Help files can be customized by the Licensee. IRE will provide the Help file source and instructions for customization;

Help Files:

1. SPDEdit.chm is the file that ships with the product*. It is in the Microsoft HTML.Help format, which requires Internet Explorer 4 or later to be installed on the computer. (Note: IE does not need to be the default browser, the help only uses the Help Viewer component to display properly.) It was created in RoboHelp 2000 HTML Edition.

2. Soft-PK Help.bmp is just a screen shot to show you how the help is supposed to look. Request example.

3. Soft-PK Help.zip is a compressed file of all the help source files. Will be provided at customer request.

*To view the glossary and browse sequence, the HHActiveX.dll files also need to be installed. Instructions are attached in the register HHActiveX.txt file. This dll is included in SafeNet/Soft-PK, but is required on your computer if you are viewing the help as a stand-alone file.

                                  Attachment E

                                ESCROW AGREEMENT

     Preliminary Statement. IRE will deliver to Fort Knox a sealed package containing magnetic tapes, disks, disk packs, or other forms of media, in machine readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit Materials") for the computer software products (the "System(s)", all as identified from time to time on Exhibit A hereto. IRE desires Fort Knox to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials (or a copy thereof) to those persons or entities listed from time to time on Exhibit B hereto as a licensee of IRE ("Licensee"), in accordance with the terms hereof.

     Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Delivery by IRE. IRE shall be solely responsible for delivering to Fort Knox the Deposit Materials as soon as practicable. Fort Knox shall hold the Deposit Materials in accordance with the terms hereof.

     2. Updates/Upgrades. IRE shall deposit with Fort Knox any modifications, updates, new releases or documentation related to the Deposit Materials by delivering to Fort Knox an updated version of the Deposit Materials ("Additional Deposit") as soon as practicable after the modifications, updates, new releases and documentation have been developed by IRE.

     3. Notification of Deposits. Simultaneous with the delivery to Fort Knox of the Deposit Materials or any Additional Deposit, as the case may be, IRE shall deliver to Fort Knox a written statement specifically identifying all items deposited and stating that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by IRE and are complete and accurate. Fort Knox shall, within ten (10) business days of receipt of any Deposit Materials, send notification to IRE and Licensee that it has received from IRE such Deposit Materials.

     4.   Delivery by Fort Knox.

          4.1 Delivery by Fort Knox to Licensees. Fort Knox shall deliver the Deposit Materials, or a copy thereof, to a Licensee only in the event that:

     (a) IRE notifies Fort Knox to effect such delivery to a Licensee or Licensees at a specific address or addresses, the notification being accompanied by a check payable to Fort Knox in the amount of one hundred dollars ($100.00), or

     (b)  Fort Knox receives from any Licensee:

          (i)  written notification that:

               (a) IRE has voluntarily discontinued its maintenance and/or support of the Software in accordance with the License Agreement; or

                (b) IRE has assigned, transferred or delegated its rights and obligations under the License Agreement to another party without Licensees prior written consent, which will not be unreasonably withheld; or

                (c) Licensee has terminated the License Agreement by reason of any other material breach by IRE of its obligations thereunder which remains uncured thirty (30) days after IRE's receipt of written notice thereof from Licensee.

          (ii) evidence satisfactory to Fort Knox that Licensee has previously notified IRE of such IRE Default in writing;

          (iii) a written demand that the Deposit Materials be released and delivered to Licensee;

          (iv) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the License Agreement;

          (v)   specific instructions from the Licensee for this delivery; and

          (vi) an initial check payable to Fort Knox in the amount of one hundred dollars ($100.00).

     (c) If the provisions of paragraph 4.1(a) are satisfied, Fort Knox shall, within five (5) business days after receipt of the notification and check specified in paragraph 4.1(a), deliver the Deposit Materials in accordance with the applicable instructions.

     (d) If the provisions of paragraph 4.1(b) are met, Fort Knox shall, within five (5) business days after receipt of all the documents specified in paragraph 4.1(b), send by certified mail to IRE a photo static copy of all such documents. IRE shall have thirty (30) days from the date on which IRE receives such documents ("Objection Period") to notify Fort Knox of its objection ("Objection Notice") to the release of the Deposit Materials to a Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration with the following provisions:

     (i) If IRE shall send an Objection Notice to Fort Knox during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators chosen by the Wilmington Delaware Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association. The arbitrators shall apply Delaware law. At least one
          (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision maybe entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable attorneys' fees and costs, shall be paid by the IRE. If, however, a Licensee refuses to submit to such binding arbitration, the matter shall not be submitted to arbitration and Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action in accordance with paragraph 6(a) hereof.

     (ii) IRE may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that IRE has withdrawn the Objection Notice. Upon receipt of any such